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                                                                    Exhibit 1(b)

                           VARIABLE ANNUITY PORTFOLIOS

                          FORM OF AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
          SHARES OF BENEFICIAL INTEREST ($0.00001 PAR VALUE PER SHARE)

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust, dated October 25, 1996 (the "Declaration of Trust"), of Variable Annuity Portfolios (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest ($0.00001 par value per share) in order to change the name of one series of Shares (as defined in the Declaration of Trust) which was previously established and designated. No other changes to the special and relative rights of the existing series are intended by this amendment and restatement. This amendment and restatement shall become effective on such date as any officer of the Trust may select by written notice to the Trust.

         1.  The series shall be as follows:

              The series previously designated as Landmark Small Cap Equity VIP
                  Fund shall be redesignated as "CitiFunds Small Cap Growth VIP Portfolio."

              The remaining series are as follows: CitiSelect(R) VIP Folio 200;
                  CitiSelect(R) VIP Folio 300; CitiSelect(R) VIP Folio 400; and CitiSelect(R) VIP Folio 500

         2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

         3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

         4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.
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         IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series on separate counterparts this 14th day of November, 1997.


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ELLIOTT J. BERV                           PHILIP W. COOLIDGE
As trustee and not individually           As trustee and not individually

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MARK T. FINN                              RILEY C. GILLEY
As trustee and not individually           As trustee and not individually

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DIANA R. HARRINGTON                       SUSAN B. KERLEY
As trustee and not individually           As trustee and not individually

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C. OSCAR MORONG, JR.                      WALTER E. ROBB, III
As trustee and not individually           As trustee and not individually

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E. KIRBY WARREN                           WILLIAM S. WOODS, JR.
As trustee and not individually           As trustee and not individually